Exhibit 10.13

AMENDMENT NO. 1
TO
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 to Amended and Restated Investors’ Rights Agreement (this “Amendment”) is dated as of September 30, 2020, by and among Virtuix Holdings Inc., a Delaware corporation (the “Company”), and the holders of the Company’s Series Seed Preferred Stock, Series 2 Seed Preferred Stock and Series A-1 Preferred Stock (formerly designated as Series A Preferred Stock) executing this Amendment (the “Amending Investors”).

R E C I T A L S:

A. The Company and the investors in the Company’s Series Seed Preferred Stock, Series 2 Seed Preferred Stock and Series A-1 Preferred Stock are parties to the Amended and Restated Investors’ Rights Agreement dated as of March 10, 2016 (the “Investors’ Rights Agreement”); and unless otherwise defined herein, all defined terms used in this Amendment shall have the respective meanings ascribed to such terms in the Investors’ Rights Agreement.

B. The Investors’ Rights Agreement provides that it may only be amended or modified by a written instrument executed by the Company and the holders of a majority of the Registrable Securities then outstanding.

C. The Amending Investors executing this Amendment hold more than a majority of the Registrable Securities outstanding as of the date hereof.

D. On and after the date hereof, the Company intends to sell shares of its Series A-2 Preferred Stock, par value $0.001 per share, of the Company (the “Series A-2 Preferred Stock”) to new and current investors in the Company (collectively, the “Series A-2 Investors”).

E. The parties hereto desire to amend the Investors’ Rights Agreement by this Amendment so as to afford the Series A-2 Investors with registration rights, preemptive rights and information rights on a parity with those that have been provided to the Investors in the Series Seed Preferred Stock, Series 2 Seed Preferred Stock and Series A-1 Preferred Stock of the Company under the Investors’ Rights Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Amending Investors hereby consent and agree as follows:

1. Amendments to Definitions.

(a) The definition of “this Agreement”, as used throughout the Investors’ Rights Agreement, shall mean and refer to the Investors’ Rights Agreement as amended by this Amendment.

(b) Section 1.2 of the Investors’ Rights Agreement is hereby amended to read in its entirety as follows:

““Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on September 30, 2020, as the same may be amended from time to time.”

(c) Section 1.27 of the Investors’ Rights Agreement is hereby amended to read in its entirety as follows:

““Series A Preferred Stock” means, collectively, shares of the Series A-1 Preferred Stock, par value $0.001 per share, and shares of the Series A-2 Preferred Stock, par value $0.001 per share, of the Company.”

(d) The definitions of “Series Seed Preferred Stock” and “Series 2 Seed Preferred Stock” are hereby re-numbered as Sections 1.28 and 1.29, respectively, of the Investors’ Rights Agreement.

2. Amendment to Schedule A. Schedule A to the Investors’ Rights Agreement shall be amended to include the purchasers of the Series A-2 Preferred Stock who were not parties to the Investors’ Rights Agreement prior to the date of this Amendment. The names and addresses for notices of such purchasers will be as set forth in their respective Subscription Agreements as entered into in connection with their purchase of shares of Series A-2 Preferred Stock from the Company.

3. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4. Entire Agreement; No Further Amendment. Except as expressly amended hereby, the Investors’ Rights Agreement shall remain in full force and effect in accordance with its terms. This Amendment, together with the Investors’ Rights Agreement, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and thereof.

5. Severability. If any provision of this Amendment is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof and of the Investors’ Rights Agreement shall remain in full force and effect and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or unenforceability of such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the day and year first above written.

COMPANY:

VIRTUIX HOLDINGS INC.

By:	/s/ Jan Goetgeluk
Jan Goetgeluk,
Chief Executive Officer

AMENDING INVESTORS:

Signatures Incorporated by Reference from the Adoption Agreement Signed by the Holders of a Majority of the Series Seed Preferred Stock, Series 2 Seed Preferred Stock and Series A-1 Preferred Stock that are Parties to the Amended and Restated Investors’ Rights Agreement.

Signatures of Holders of Series A-2 Preferred Stock Are Incorporated by Reference from the Subscription Agreements Relating to Their Purchase of Series A-2 Preferred Stock (Per Section 2 Thereof).

[Signature Page to Amendment No. 1 to Amended and Restated Investors’ Rights Agreement]